UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 11, 2005

IKON Office Solutions, Inc.
(Exact name of registrant as specified in its charter)

OHIO	File No. 1-5964	23-0334400
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

  70 Valley Stream Parkway, Malvern, Pennsylvania        19355

Registrant's telephone number, including area code: (610) 296-8000

                         Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Today we filed a Form 12b-25 with the Securities and Exchange Commission indicating that we were unable to meet the Form 10-Q filing deadline for the quarter ended March 31, 2005. On April 28, 2005, we entered into a Consent (the "Consent") to our Credit Agreement (the "Credit Agreement") dated as of July 28, 2004, by and among IKON Office Solutions Group PLC, our wholly-owned UK subsidiary, certain of our US subsidiaries listed on the signature pages thereto, the lenders listed on the signature pages thereto, Wachovia Bank, National Association, as Administrative Agent, Deutsche Bank Securities Inc. and PNC Bank National Association, as Syndication Agents, and General Electric Capital Corporation and The Royal Bank of Scotland PLC, as Documentation Agents. The Consent provides us with an extension to the deadline by which we must deliver to the lenders certain items required under the Credit Agreement, including our financial statements for the second quarter of fiscal year 2005, in order to allow us to complete a review of our billing controls and reserve practices for our trade accounts receivable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.

By: /s/ ROBERT F. WOODS
Robert F. Woods
Senior Vice President and Chief Financial Officer

Dated: May 11, 2005